Exhibit 10.1

                            UNDERTAKING AND AGREEMENT

      Undertaking and Agreement made this 26th day of May, 1999, by and among Motor Club of America, a New Jersey corporation having offices at 95 Route 17 South, Paramus, New Jersey 07653 ("Motor Club"), North East Insurance Company, a Maine corporation having offices at 482 Payne Road, Scarborough, Maine 04074 (the "Company") and Ronald A. Libby, an individual residing at 12 Ledge Hill Road, Gorham, Maine 04038 ("Libby").

                              W I T N E S S E T H:

      WHEREAS, Motor Club and the Company have entered into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"), whereby a to-be-formed wholly owned subsidiary of Motor Club will merge with and into the Company, with the Company being the surviving corporation (the "Merger"); and

      WHEREAS, Motor Club, the Company and Libby desire to provide for and facilitate the Merger, the election of Libby as a director, President and Chief Operating Officer of the Company as of the Effective Time of the Merger (as defined in the Merger Agreement) and the revision of his employment arrangements with the Company.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and other good and valuable consideration hereinafter set forth, the parties hereto agree as follows:

      1. It is Motor Club's position that, by virtue of paragraph 14 of the Employment Agreement dated as of December 1, 1998, by and between Libby and the Company (the "Employment Agreement"), the Employment Agreement supersedes in its entirety the Employment Continuity Agreement dated October 26, 1996 by and between Libby and the Company (the "ECA"), and it is Libby's position that the ECA continues in full force and effect, and that paragraph 14 of the Employment Agreement has no effect thereon.

      2.    As of the Effective Time of the Merger:

            a.    Motor Club shall grant options to Libby, in accordance with
                  Section 2.02 (a)(i) of the Merger Agreement;

            b. Libby shall be elected as a director, President and Chief Operating Officer of the Company;
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            c.    Paragraph 3 of the Employment Agreement shall be deleted and the following inserted in its stead:

                  "For his services hereunder the Company shall pay the Executive a base salary of One Hundred Thirty-Five Thousand Dollars ($135,000) per annum (the "Base Salary")"

      3. In the event Libby seeks to assert any claim of right or rights under the ECA (a "Claim"), he shall do soonly in writing. If within 30 days of the Company's receipt thereof, the Company and Libby do not resolve the Claim to their mutual satisfaction, then the parties shall resolve the Claim through binding arbitration proceedings in accordance with the procedures for commercial arbitration of the American Arbitration Association. The decision rendered in accordance with this paragraph shall be final and may not be appealed to any court of law or equity.

      4. If an event giving rise to a Claim would also entitle Libby to payment under the Employment Agreement (such event to be known as a "Double Claim Event"), and pursuant to paragraph 3 hereof it is determined that such Claim is enforceable under the ECA, then the aggregate of all payments made to Libby by the Company for such Double Claim Event shall not exceed the amount to which Libby is determined to be entitled for said Double Claim Event under the ECA.

      5.    Subject to paragraph 1 hereof, after the Effective Time of the
            Merger:

            a.    Paragraph 5 of the ECA shall no longer be in effect;

            b. Paragraph 7 of the ECA shall be amended by changing the notice address of the Company for the purposes of the ECA to

                  Stephen A. Gilbert, Chairman of the Board
                  North East Insurance Company
                  95 Route 17 South
                  Paramus, New Jersey 07653;

            c. The Merger is acknowledged to be a "Change in Control Event" as defined in Paragraph 2 of the ECA.
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      IN WITNESS WHEREOF, the parties have executed this Undertaking and
Agreement on the day and year first above written.

North East Insurance Company                Motor Club of America

By   /s/ Robert G. Schatz                   By:  /s/ Stephen A. Gilbert
     -------------------------                   ------------------------------
                                                 Stephen A. Gilbert
                                                 President

/s/ Ronald A. Libby
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Ronald A. Libby